Supplementary Information — FAS 69

(unaudited)

The supplemental data on the Company’s oil and gas activities was prepared in accordance with the FASB’s SFAS No. 69: Disclosures About Oil and Gas Producing Activities. Activities not directly associated with conventional crude oil and natural gas production, including synthetic oil operations, are excluded from all aspects of this supplementary oil and gas information.

Results of Operations from Oil and Gas Producing Activities

Years ended December 31 (millions of Canadian dollars)
		North America	North Sea	Southeast Asia[1]	Sudan	Algeria	Trinidad	Other	Total
2003	Net oil and gas revenue derived
	from proved reserves[2]	2,070	1,754	400	112	43	—	—	4,379
	Less: Production costs	367	583	87	18	16	—	—	1,071
	Exploration and dry hole expense	222	90	26	5	1	34	86	464
	Depreciation, depletion and amortization	647	635	95	—	17	—	—	1,394
	Tax expense (recovery)	328	237	77	30	3	(12)	(31)	632
	Results of operations	506	209	115	59	6	(22)	(55)	818
2002	Net oil and gas revenue derived
	from proved reserves[2]	1,634	1,914	356	500	—	—	—	4,404
	Less: Production costs	339	588	86	84	—	—	—	1,097
	Exploration and dry hole expense	194	29	23	19	5	46	43	359
	Depreciation, depletion and amortization	583	701	87	92	—	—	—	1,463
	Tax expense (recovery)	205	430	75	85	(2)	(22)	(18)	753
	Results of operations	313	166	85	220	(3)	(24)	(25)	732
2001	Net oil and gas revenue derived
	from proved reserves[2]	1,744	1,584	350	389	—	—	—	4,067
	Less: Production costs	323	467	70	66	—	—	—	926
	Exploration and dry hole expense	123	51	16	27	7	15	21	260
	Depreciation, depletion and amortization	549	558	93	77	—	—	—	1,277
	Tax expense (recovery)	273	247	95	52	(3)	(6)	(9)	649
	Results of operations	476	261	76	167	(4)	(9)	(12)	955

	1 Includes operations in Indonesia and Malaysia/Vietnam.
	2 Net oil and gas revenue derived from proved reserves is net of applicable royalties.

Capitalized Costs Related to Oil and Gas Activities
Years ended December 31 (millions of Canadian dollars)
		North America	North Sea	Southeast Asia[1]	Sudan	Algeria	Trinidad	Other	Total
2003	Proved properties	7,751	6,339	1,466	—	151	120	—	15,827
	Unproved properties	227	88	95	—	67	16	3	496
	Incomplete wells and facilities	31	1	22	—	—	1	5	60

		8,009	6,428	1,583	—	218	137	8	16,383

	Less: accumulated depreciation,
	depletion and amortization	2,694	3,451	498	—	16	—	—	6,659

	Net capitalized costs	5,315	2,977	1,085	—	202	137	8	9,724

2002	Proved properties	6,939	5,592	1,422	986	217	45	—	15,201
	Unproved properties	214	14	156	36	29	9	—	458
	Incomplete wells and facilities	33	66	22	17	—	—	—	138

		7,186	5,672	1,600	1,039	246	54	—	15,797
	Less: accumulated depreciation,
	depletion and amortization	2,339	2,774	509	271	—	—	—	5,893

	Net capitalized costs	4,847	2,898	1,091	768	246	54	—	9,904

2001	Proved properties	6,183	4,454	1,092	889	26	—	—	12,644
	Unproved properties	408	284	195	30	94	17	—	1,028
	Incomplete wells and facilities	24	37	56	22	23	6	—	168

		6,615	4,775	1,343	941	143	23	—	13,840
	Less: accumulated depreciation,
	depletion and amortization	1,926	1,965	419	178	—	—	—	4,488

	Net capitalized costs	4,689	2,810	924	763	143	23	—	9,352

	1 Includes operations in Indonesia and Malaysia/Vietnam.

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Costs Incurred in Oil and Gas Activities
Years ended December 31 (millions of Canadian dollars)
			North America	North Sea	Southeast Asia[1]	Sudan	Algeria	Trinidad		Other	Total
2003	Property acquisition costs	Proved	369	189	—	—	—	—		—	558
		Unproved	184	2	—	—	—	—		3	189
	Exploration costs		336	99	70	7	4	58		90	664
	Development costs		600	397	246	(5)30	72		—	1,340
	Asset retirement cost		115	285	7	—	—	—		—	407

	Total costs incurred		1,604	972	323	2	34	130		93	3158

2002	Property acquisition costs	Proved	174	88	—	—	—	—		—	262
		Unproved	50	13	—	—	—	9		—	72
	Exploration costs		271	134	36	27	3	54		43	568
	Development costs		457	297	233	71	103	14		—	1,175

	Total costs incurred		952	532	269	98	106	77		43	2,077

2001	Property acquisition costs	Proved	828	213	129	—	—	—		—	1,170
		Unproved	240	19	245	—	—	—		—	504
	Exploration costs		251	106	31	42	22	31		21	504
	Development costs		527	527	110	75	41	—		—	1,280

	Total costs incurred		1,846	865	515	117	63	31		21	3,458

	1 Includes operations in Indonesia and Malaysia/Vietnam.

Standardized Measure of Discounted Future Net Cash Flows from Proved Reserves

Future net cash flows were calculated by applying the respective year end prices to the Company’s estimated future production of proved reserves and deducting estimates of future development and production costs and income taxes. Future development and production costs have been estimated based on existing economic and operating conditions. Future income taxes have been estimated based on statutory tax rates enacted at year end. The present values of the estimated future cash flows were determined by applying a 10% discount rate prescribed by the FASB.

In order to increase the comparability between companies, the standardized measure of discounted future net cash flows necessarily employs uniform assumptions that do not necessarily reflect management’s best estimate of future events and anticipated outcomes. Accordingly, the Company does not believe that the standardized measure of discounted future net cash flows will be representative of actual future net cash flows and should not be considered to represent the fair market value of the oil and gas properties. Actual future net cash flows will differ significantly from those estimated due to, but not limited to, the following:

  production rates will differ from those estimated both in terms of timing and amount. For example, future production may include significant additional volumes from unproved reserves;
  future prices and economic conditions will differ from those at year end. For example, changes in prices decreased the discounted future net cash flows by $3.2 billion in 2003;
  future production and development costs will be determined by future events and will differ from those at year end; and
  estimated income taxes will differ in terms of amounts and timing dependent on the above factors, changes in enacted rates and the impact of future expenditures on unproved properties.
The standardized measure of discounted future net cash flows was prepared using the following prices:
		2003	2002	2001

Crude oil and liquids ($/bbl)	North America	33.32	42.07	22.48
	North Sea	37.89	46.84	29.61
	Southeast Asia[1]	41.71	49.22	30.10
	Sudan	—	44.09	23.89
	Algeria	38.91	48.37	29.20
	Trinidad	39.12	45.72	—

		37.04	45.13	26.34

Natural Gas ($/mcf)	North America	6.32	6.06	3.49
	North Sea	5.55	5.59	4.97
	Southeast Asia[1]	3.74	4.94	2.54
	Trinidad	1.03	1.26	—

		5.17	5.43	3.25

1 Includes operations in Indonesia and Malaysia/Vietnam.

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Discounted Future Net Cash Flows from Proved Reserves

	North	North	Southeast
As at December 31 (millions of Canadian dollars)	America	Sea	Asia[1]	Sudan	Algeria	Trinidad	Total
2003	Future cash inflows[2]	18,444	11,032	5,930	-	645	928	36,979
	Future costs
	Production	(4,958)	5,686	(1,107)	-	(165)	(122)	(12,038)
	Development and site restoration	(1,490)	(1,989)	(697)	-	(14)	(248)	(4,438)
	Future net inflows before income taxes	11,996	3,357	4,126	-	466	558	20,503
	Future income and production revenue taxes	(3,664)	(1,393)	(1,601)	-	(107)	(299)	(7,064)
	Future net cash flows	8,332	1,964	2,525	-	359	259	13,439
	10% discount factor	(3,740)	(147)	(1,118)	-	(86)	(112)	(5,203)
	Discounted future net cash flows	4,592	1,817	1,407	-	273	147	8,236
2002	Future cash inflows[2]	19,639	13,160	6,627	4,090	675	1,143	45,334
	Future costs
	Production	(4,325)	(5,577)	(1,040)	(999)	(230)	(157)	(12,328)
	Development and site restoration	(995)	(1,873)	(709)	(313)	(64)	(368)	(4,322)
	Future net inflows before income taxes	14,319	5,710	4,878	2,778	381	618	28,684
	Future income and production revenue taxes	(5,654)	(2,597)	(2,011)	(744)	(31)	(370)	(11,407)
	Future net cash flows	8,665	3,113	2,867	2,034	350	248	17,277
	10% discount factor	(3,913)	(554)	(1,387)	(655)	(97)	(161)	(6,767)
	Discounted future net cash flows	4,752	2,559	1,480	1,379	253	87	10,510
2001	Future cash inflows[2]	11,376	9,347	4,026	2,924	493	-	28,166
	Future costs
	Production	(3,449)	(4,253)	(875)	(991)	(155)	-	(9,723)
	Development and site restoration	(567)	(1,616)	(850)	(217)	(71)	-	(3,321)
	Future net inflows before income taxes	7,360	3,478	2,301	1,716	267	-	15,122
	Future income and production revenue taxes	(2,509)	(1,284)	(929)	(361)	(26)	-	(5,109)
	Future net cash flows	4,851	2,194	1,372	1,355	241	-	10,013
	10% discount factor	(1,797)	(292)	(804)	(478)	(121)	-	(3,492)
	Discounted future net cash flows	3,054	1,902	568	877	120	-	6,521

1 Includes operations in Indonesia and Malaysia/Vietnam.
2 Future cash inflows are revenues net of royalties.

Principal Sources of Changes in Discounted Cash Flows
Years ended December 31 (millions of Canadian dollars)	2003	2002	2001

Sales of oil and gas produced, net of production costs	(3,308)	(3,307)	(3,141)
Net change in prices	(3,200)	9,709	(11,795)
Net change in production costs	(357)	(1,990)	(692)
Net change in future development and site restoration costs	(87)	(637)	(128)
Development costs incurred during the year	672	764	375
Extensions, discoveries and improved recovery	1,229	1,863	1,542
Revisions of previous reserve estimates	92	37	216
Net purchases and sales of reserves in place	(1,225)	17	550
Accretion of discount	1,555	972	2,110
Net change in taxes	2,399	(3,342)	4,726
Other	(44)	(97)166

Net change	(2,274)	3,989	(6,071)
Balance, beginning of year	10,510	6,521	12,592

Balance, end of year	8,236	10,510	6,521

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Continuity of Proved Net Reserves[1]
	North	North	Southeast
	America[2]	Sea	Asia[3]	Algeria	Sudan	Trinidad	Total

Crude Oil and Liquids (mmbbls)
Total Proved
Proved reserves at December 31, 2000	165.9	233.8	17.9	12.2	92.4	—	522.2
Discoveries, additions and extensions	17.9	53.9	15.3	7.1	22.5	—	116.7
Purchase of reserves	8.1	16.2	10.6	—	—	—	34.9
Sale of reserves	(2.9)	(4.8)	—	—	—	—	(7.7)
Net revisions and transfers	4.7	(0.5)	1.1	(2.4)	13.3	—	16.2
2001 Production	(17.9)	(38.4)	(5.3)	—	(11.9)	—	(73.5)

Proved reserves at December 31, 2001	175.8	260.2	39.6	16.9	116.3	—	608.8
Discoveries, additions and extensions	10.6	13.5	5.8	1.3	19.0	18.9	69.1
Purchase of reserves	1.1	7.5	—	—	—	—	8.6
Sale of reserves	(3.7)	(2.8)	—	—	—	—	(6.5)
Net revisions and transfers	(2.5)	13.9	(4.2)	(4.3)	(27.7)	—	(24.8)
2002 Production	(17.2)	(44.7)	(5.1)	—	(13.3)	—	(80.3)

Proved reserves at December 31, 2002	164.1	247.6	36.1	13.9	94.3	18.9	574.9
Discoveries, additions and extensions	13.1	8.3	17.0	2.3	—	—	40.7
Purchase of reserves	1.1	21.1	—	—	—	—	22.2
Sale of reserves	(4.6)	—	—	—	(91.7)	—	(96.3)
Net revisions and transfers	1.1	19.4	4.8	0.5	—	(0.8)	25.0
2003 Production	(16.4)	(41.4)	(5.4)	(0.1)	(2.6)	—	(65.9)

Proved reserves at December 31, 2003	158.4	255.0	52.5	16.6	—	18.1	500.6

Proved Developed
December 31, 2000	160.9	173.3	15.2	—	77.4	—	426.8
December 31, 2001	168.6	203.8	13.3	—	89.6	—	475.3
December 31, 2002	157.2	210.8	11.9	2.4	84.1	—	466.4
December 31, 2003	155.4	211.8	18.6	14.6	—	—	400.4

Natural Gas (bcf)
Total Proved
Proved reserves at December 31, 2000	1,757.1	272.6	540.2	—	—	—	2,569.9
Discoveries, additions and extensions	293.8	13.7	455.2	—	—	—	762.7
Purchase of reserves	293.6	22.8	125.7	—	—	—	442.1
Sale of reserves	(44.7)	(1.5)	—	—	—	—	(46.2)
Net revisions and transfers	(24.9)	(5.0)	23.4	—	—	—	(6.5)
2001 Production	(222.3)	(35.3)	(32.4)	—	—	—	(290.0)

Proved reserves at December 31, 2001	2,052.6	267.3	1,112.1	—	—	—	3,432.0
Discoveries, additions and extensions	283.1	14.0	11.7	—	—	220.0	528.8
Purchase of reserves	31.5	0.4	—	—	—	—	31.9
Sale of reserves	(26.7)	—	—	—	—	—	(26.7)
Net revisions and transfers	(110.8)	(4.3)	(122.6)	—	—	—	(237.7)
2002 Production	(243.6)	(39.5)	(32.3)	—	—	—	(315.4)

Proved reserves at December 31, 2002	1,986.1	237.9	968.9	—	—	220.0	3,412.9
Discoveries, additions and extensions	276.3	1.0	64.0	—	—	—	341.3
Purchase of reserves	92.2	14.4	—	—	—	—	106.6
Sale of reserves	(11.4)	—	—	—	—	—	(11.4)
Net revisions and transfers	(14.9)	19.8	(6.1)	—	—	(9.0)	(10.2)
2003 Production	(247.6)	(37.5)	(40.1)	—	—	—	(325.2)

Proved reserves at December 31, 2003	2,080.7	235.6	986.7	—	—	211.0	3,514.0

Proved Developed
December 31, 2000	1,568.4	215.9	120.0	—	—	—	1,904.3
December 31, 2001	1,804.7	213.8	252.0	—	—	—	2,270.5
December 31, 2002	1,746.9	210.0	471.6	—	—	—	2,428.5
December 31, 2003	1,890.4	200.7	593.9	—	—	—	2,685.0

1	Net reserves are after deducting royalties. See note 1(g) of the Consolidated Financial Statements for additional disclosure regarding royalties.
2	North American net proved reserves exclude synthetic crude oil reserves: 2001 — 36.4 mmbbls; 2002 — 36.7 mmbbls; 2003 — 35.8 mmbbls.
3	Includes operations in Indonesia and Malaysia/Vietnam.

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